EXHIBIT 3.1


                           State of Delaware


                       Office of the Secretary of State


                       ---------------------------------



         I, EDWARD J. FREEL, SECRETARYOF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPYOF THE CERTIFICATE OF INCORPORATION OF "SUNGLOBE FIBER SYSTEMS CORPORATION", FILED IN THIS OFFICE THE THIRD DAY OF MARCH, A.D. 2000, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS .










                                         /s/Edward J. Freel
                                      -----------------------
                                      Edward J. Freel, Secretary of State

3187401    8100                                      AUTHENTICATION:  0294766
001109175
                                                              DATE:  03-03-00

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 09:00 AH 03/03/2000
                                                           001109175- 3187401

                          CERTIFICATE OF INCORPORATION
                                       OF
                       SUNGLOBE FIBER SYSTEMS CORPORATION

         To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies as follows:


                                   ARTICLE 1.
                                   ----------


         The name of this corporation is SunGlobe Fiber Systems Corporation.


                                   ARTICLE 2.
                                   ----------


         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE 3.
                                   ----------


         The corporation shall have perpetual duration.


                                   ARTICLE 4.
                                   ----------


         The address of the Corporation's is registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington. County of New Castle, Delaware 19805. The name of its registered agent at such address is the Corporation Service Company.


                                   ARTICLE 5.
                                   ----------


         The total number of shares of stock which this corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 per share.


                                   ARTICLE 6.
                                   ----------


         In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.


                                   ARTICLE 7.
                                   ----------

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article sha11 not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing vio1ation of law; (c) for the unlawfu1 payment of dividends or unlawfu1 stock repurchases under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this article.

         Whether or not the Delaware General Corporation Law is hereafter amended to authorize any further limitation of the liability of a director, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

         Any repeal or modification of the foregoing provisions of this article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                   ARTICLE 8.


              The name and mailing address of the incorporator is:

              Robert P. Wessely. Esq.
              Dorsey & Whitney LLP
              250 Park Avenue
              New York, New York  10177

Dated: March 3.2000


                                                       /s/ Robert P. Wessely
                                                       ------------------------
                                                       Robert P. Wessely, Esq.